EXHIBIT 23.4


                                June 13, 2000



First Scientific, Inc.
1877 West 2800 South, Suite 200
Odgen, Utah 84401

       Re:     Form S-3 Registration Statement

Ladies and Gentlemen:

       We have acted as your counsel in connection with the registration for resale on a Form S-3 Registration Statement (the "Registration Statement") of (i) an aggregate of 2,000,000 shares of common stock, $.001 par value (the "Common Stock") issuable upon the conversion of 4,000 shares of Series 2000-A Convertible Preferred Stock (the "Series 2000-A Preferred Stock");
(ii) an aggregate of 2,000,000 shares of Common Stock issuable upon the exercise of 2,000,000 Series 2000-A Warrants (the "Series 2000-A Warrants"); and (iii) an aggregate of 3,210,780 shares of Common Stock issued on or before September 15, 1998.

       In such connection, we have examined certain corporate records and proceedings of the Company, including the proceedings taken in connection with the authorization and issuance of the securities described above, including the shares of Common Stock issuable upon the conversion of the Series 2000-A Preferred Stock and the exercise of the Series 2000-A Warrants, and the shares of Common Stock issued on or before September 15, 1998 (hereinafter collectively referred to as the "Securities") and such other investigation as we deemed necessary. Based upon the foregoing, we are of the opinion that when sold or registered as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

       We hereby consent to being named in the Registration Statement and in the Prospectus constituting a part thereof, as amended from time to time, as issuer's counsel and the attorneys who will pass upon legal matters in connection with the issuance or registration of the Securities, and to the filing of this opinion as an Exhibit to the Registration Statement.

                                     Very truly yours,

                                     /s/ Dwight B. Williams
                                     -----------------------
                                     Mackey Price & Williams

EXHIBIT 23.5


         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
First Scientific, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated March 2, 2000 with respect to the consolidated financial statements of First Scientific, Inc. and Subsidiary, and to the use of our report dated June 2, 2000 with respect to the financial statements of PureSoft Solutions, L.L.C. incorporated by reference in this Registration Statement on Form S-3, and consent to the use of our name in the "Experts" section of this Registration Statement.

                                   /s/ Hansen, Barnett & Maxwell
                                   -----------------------------
                                   HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
June 13, 2000